Exhibit 10.16

WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”), dated as of March 15, 2012, is entered into by and among INFUSYSTEM HOLDINGS, INC., a Delaware corporation (“Holdings”), INFUSYSTEM, INC., a California corporation (“InfuSystem”), and FIRST BIOMEDICAL, INC., a Kansas corporation (“FBI” and together with Holdings and InfuSystem, the “Borrowers” and each individually a “Borrower”), BANK OF AMERICA, N.A. in its capacity as an Administrative Agent and as a Lender (“Agent”) and the other lenders party hereto (collectively, together with Agent in its capacity as a Lender, the “Lenders”).

WHEREAS, the Borrowers, Agent and the Lenders are parties to that certain Credit Agreement dated as of June 15, 2010 as amended by (i) that certain First Amendment to Credit Agreement dated as of January 27, 2011, (ii) that certain Second Amendment to Credit Agreement dated as of April 1, 2011, (iii) that certain Third Amendment to Credit Agreement dated as of May 20, 2011 and (iv) that certain Fourth Amendment to Credit Agreement dated as of July 21, 2011 (as so amended, the “Credit Agreement”);

WHEREAS, Borrowers have advised Agent and the Lenders that Meson Capital Partners, Kleinheinz Capital Partners and Boston Avenue Capital (collectively, the “Kleinheinz Dissident Group”) have (i) delivered to the Company, on behalf of stockholders having a majority of shares of the Company’s Common Stock, a demand that the Company call a special meeting of the stockholders of Holdings at which they would seek to remove the seven members of the Board of Directors of Holdings and replace them with the Kleinheinz Dissident Group’s nominees and (ii) delivered notice to the Company of the intent to nominate, and solicit proxies in support of, a competing slate of Director nominees, at the Company’s Annual Meeting (such proposed actions, together or separate, the “Board Replacement Proposal”);

WHEREAS, without limiting any other Change of Control that may occur in connection with the actions of the Kleinheinz Dissident Group, if stockholders of Holdings approve the Board Replacement Proposal and the Board Replacement Proposal is effected, a Change of Control would result therefrom, thereby constituting an Event of Default under Section 8.01(k) of the Credit Agreement;

WHEREAS, it is anticipated that, solely as a result of the potential for a Change of Control and Event of Default to occur resulting from an approval of the Board Replacement Proposal, auditing standard AU341 will require that the independent certified public accountant of the Borrowers issue a “going concern opinion” that will include an explanatory paragraph (the “Explanatory Paragraph”) referenced to disclosure in the audited financial statements of Holdings and its Subsidiaries for the Fiscal Year ended December 31, 2011 which describe the possibility of a Change of Control as a matter that raises substantial doubt about Holdings and its Subsidiaries ability to continue as a going concern (a “2011 Qualified Audit”);

WHEREAS, Section 6.01(a) of the Credit Agreement requires the Borrowers to deliver audited financial statements of Holdings and its Subsidiaries for each Fiscal Year which are audited and, among other things, are not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

WHEREAS, in light of the foregoing requirement, delivery of a 2011 Qualified Audit would constitute an Event of Default under Section 8.01(b) of the Credit Agreement (the “Designated Default”);

WHEREAS, notwithstanding the foregoing, the Borrowers have requested that the Lenders prospectively waive the Designated Default, and Agent and the Lenders have agreed to prospectively waive the Designated Default subject to and on the terms and conditions set forth in this Agreement; and

WHEREAS, as of the close of business March 14, 2012, the aggregate unpaid principal balance of the Revolving Loans was $2,500,000; the aggregate amount of the L/C Obligations was $80,580, and the aggregate unpaid principal balance of the Term Loans was $24,000,000.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows.

SECTION 1

DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

SECTION 2

WAIVER

In reliance upon the representations, warranties and covenants of the Borrowers contained herein, and subject to the effectiveness and the terms and conditions of this Agreement, including, without limitation, those set forth in Section 4 hereof, Lenders hereby prospectively waive the Designated Default solely to the extent and on the condition, however, that: (i) any 2011 Qualified Audit which is delivered to Agent indicates with specificity and certainty (as determined by Agent) that it is subject to a “going concern opinion” qualification solely as a result of the possibility that the Board Replacement Proposal will be approved by stockholders of Holdings, resulting in the occurrence of a Change of Control and hence an Event of Default (for the avoidance of doubt, the draft Explanatory Paragraph delivered to the Agent on March 14, 2012 establishes the foregoing requirement; provided that the foregoing waiver shall be deemed rescinded and of no effect if the final Explanatory Paragraph issued in the 2011 Qualified Audit is not in a form that is identical to such draft); and (ii) no other Default shall exist as of the date on which such 2011 Qualified Audit is delivered to Agent. Other than with respect to the express and specific waiver of the Designated Default set forth above, the foregoing shall not (a) be deemed a waiver of any Default which may now exist or which may occur after the date hereof, (b) establish a custom or course of dealing among Agent, the Lenders and the Borrowers, (c) operate as a waiver of any other right, power, or remedy of Agent or the Lenders under the Credit Agreement, (d) be construed as an agreement or understanding by the Lenders to grant any other waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any of the other Loan Documents, or (e) modify any of the Borrowers’ obligations to comply with the covenants set forth in the Credit Agreement, including, without limitation, Section 6.01(a) thereof. For the avoidance of doubt, and without limiting the generality of the immediately preceding sentence, nothing contained herein shall be construed waive, prejudice, impair or otherwise adversely affect any right, power or remedy of Agent or the Lenders as it relates to the Board Replacement Proposal or, if it occurs, any Change of Control or resulting Event of Default, all of which rights, powers and remedies are hereby expressly reserved.

SECTION 3

REPRESENTATIONS AND WARRANTIES

Each Borrower hereby represents and warrants to Agent and the Lenders that:

3.1 Due Authorization, etc. The execution and delivery by it of this Agreement and the performance by it of its obligations under the Credit Agreement are duly authorized by all necessary corporate action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of its certificate or articles of incorporation, as applicable, or by-laws or those of any of its Subsidiaries or any material agreement or other document binding upon or applicable to it or any of its Subsidiaries (or any of their respective properties) or any material law or governmental regulation or court decree or order applicable to it or any of its Subsidiaries, and will not result in or require the creation or imposition of any Lien in any of its properties or the properties of any of its Subsidiaries pursuant to the provisions of any agreement binding upon or applicable to it or any of its Subsidiaries.

3.2 Validity. This Agreement has been duly executed and delivered by such Borrower and, together with the Credit Agreement, are the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally.

3.3 Representations and Warranties. The representations and warranties contained in Article V of the Credit Agreement are true and correct on the date of this Agreement in all material respects (except for those that are qualified by “materiality” or “Material Adverse Effect”, in which case such representations and warranties shall have been true and correct in all respects), except to the extent (a) that such representations and warranties solely relate to an earlier date or (b) have been changed by circumstances permitted by the Credit Agreement.

SECTION 4

CONDITIONS PRECEDENT

The waiver set forth in Section 2 of this Agreement shall become effective upon satisfaction of all of the following conditions precedent:

4.1 Receipt of Documents. Agent shall have received all of the following, each in form and substance satisfactory to Agent:

(a) Amendment. Counterparts original of this Agreement duly executed by Borrowers and by the Required Lenders;

(b) Secretary’s Certificate. A certificate of the secretary of each Borrower dated the date hereof or such other date as shall be acceptable to Agent, substantially in the form of Exhibit A to this Agreement; and

(c) Guarantor Joinder. The joinder attached hereto duly executed by by IFC LLC (the “Guarantor”).

4.2 Waiver Fee. Agent shall have received from Borrowers a waiver fee in the amount of $72,500.00 to be allocated ratably among each Lender based on the Applicable Percentage of such Lender’s Commitment.

4.3 Other Conditions. No Default shall have occurred and be continuing other than the Designated Default.

Notwithstanding the foregoing, if this Agreement has not by its terms become effective on or before March 15, 2012, this Agreement (other than Sections 5.6 and 5.7 hereof, which shall be and remain effective in any event) shall not become effective and shall be deemed of no further force and effect.

SECTION 5

MISCELLANEOUS

5.1 Warranties and Absence of Defaults. In order to induce Agent and Lenders to enter into this Agreement, Borrowers hereby warrant to Agent and each Lender, as of the date of the actual execution of this Agreement and as of the date on which this Agreement becomes effective (a) no Default has occurred which is continuing as of such date other than the Designated Default and (b) the representations and warranties in Section 3 of this Agreement are true and correct.

5.2 Documents Remain in Effect. Except as expressly amended and modified by this Agreement, the Credit Agreement and the other documents executed pursuant to the Credit Agreement remain unmodified and in full force and effect, and each Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Credit Agreement and the other documents executed pursuant to the Credit Agreement.

5.3 Reference to Loan Agreement. On and after the effective date of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Loan Agreement” in any Loan Documents, or other agreements, documents or other instruments executed and delivered pursuant to the Credit Agreement, shall mean and be a reference to the Credit Agreement as supplemented by this Agreement; and this Agreement shall be deemed to be a Loan Document.

5.4 Headings. Headings used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

5.5 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or email transmission a signature page of this Agreement signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

5.6 Expenses. Borrowers agree, jointly and severally, to pay on demand all reasonable out-of-pocket costs and expenses of Agent and each Lender (including reasonable fees, charges and disbursements of Agent’s and each Lender’s attorneys) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers agree, jointly and severally, to pay, and save Agent and each Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings under the Credit Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, in each case to the same extent required under the Credit Agreement. All obligations provided in this Section 5.6 shall survive any termination of this Agreement or the Credit Agreement.

5.7 Confirmation of Obligations; Release.

(a) Each Borrower (and by joinder hereto, the Guarantor) hereby confirms that the Borrowers are jointly and severally indebted to the Lenders for the Loans and L/C Obligations in the amounts and as of the date set forth in last “Whereas” recital hereof, and is also obligated to the Lenders in respect of other Obligations as set forth in the Credit Agreement and the other Loan Documents. Each Borrower (and by joinder hereto, the Guarantor) further acknowledges and agrees that as of the date hereof, it has no claim, defense or set-off right against any Lender or Agent of any nature whatsoever, whether sounding in tort, contract or otherwise, and has no claim, defense or set-off of any nature whatsoever to the enforcement by any Lender or Agent of the full amount of the Loans and other obligations of the Borrowers and the Guarantor under the Credit Agreement and the other Loan Documents.

(b) Notwithstanding the foregoing, to the extent that any claim, cause of action, defense or set-off against any Lender or Agent or their enforcement of the Credit Agreement or any other Loan Document, of any nature whatsoever, known or unknown, fixed or contingent, does nonetheless exist or may exist on the date hereof, in consideration of the Lenders’ and Agent’s entering into this Agreement, each Borrower (and by joinder hereto, the Guarantor) hereby irrevocably and unconditionally waives and releases fully each and every such claim, cause of action, defense and set-off which exists or may exist on the date hereof.

(c) All obligations provided in this Section 5.7 shall survive any termination of this Agreement or the Credit Agreement.

5.8 Governing Law; Certain Other Matters.

(a) This Agreement shall be a contract made under and governed by the internal laws of the State of Illinois. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Agreement shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(b) This Agreement and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

5.9 Successors. This Agreement shall be binding upon Borrowers, Agent, each Lender and their respective successors and assigns, and shall inure to the benefit of Borrowers, Agent, each Lender and the successors and assigns of Agent and such Lender.

5.10 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.

[signature page attached]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered at Chicago, Illinois as of the date first above written.

BORROWERS:

INFUSYSTEM HOLDINGS, INC.		FIRST BIOMEDICAL, INC.

By:	/s/ James M. Froisland	By:	/s/ James M. Froisland
Name:	James Froisland	Name:	James Froisland
Title:	CFO	Title:	CFO

INFUSYSTEM, INC.

By:	/s/ James M. Froisland
Name:	James Froisland
Title:	CFO

AGENTS AND LENDERS:

BANK OF AMERICA, N.A., in its capacity as Administrative Agent,

By:	/s/ Rosanne Parsill
Name:	Rosanne Parsill
Title:	Vice President

BANK OF AMERICA, N.A., in its capacity as a Lender

By:	/s/ Sophia Love
Name:	Sophia Love
Title:	Senior Vice President

KEYBANK NATIONAL ASSOCIATION, in its capacity as a Lender

By:	/s/ Sukanya Raj
Name:	Sukanya Raj
Title:	Vice President

Waiver Agreement Signature Page

GUARANTOR JOINDER

The undersigned hereby joins in this Agreement, as of the date first above written, to acknowledge, consent and agree to the terms and conditions thereof, including, without limitation, Sections 5.7 and 5.10 thereof, and to confirm that this Agreement shall not impair or otherwise affect its Obligations and grants of Liens under any of the Loan Documents to which it is a party.

IFC LLC

By:	/S/ SEAN MCDEVITT
Name:	Sean McDevitt
Title:	Chief Executive Officer

Waiver Agreement—Guarantor Joinder

Exhibit A

Secretary’s Certificate

[see attached]

SECRETARY’S CERTIFICATE

To:	Bank of America, N.A., as administrative agent

This Certificate is being furnished pursuant to Section 4.1(b) of that certain Waiver Agreement (the “Agreement”), dated as of March 15, 2012 by and among INFUSYSTEM HOLDINGS, INC., a Delaware corporation (“Holdings”), INFUSYSTEM, INC., a California corporation (“InfuSystem”) and FIRST BIOMEDICAL, INC., a Kansas corporation (“FBI” and together with Holdings and InfuSystem, the “Borrowers” and each individually a “Borrower”), BANK OF AMERICA, N.A. in its capacity as an Administrative Agent and as a Lender (“Agent”) and the other lenders party thereto (collectively, together with Agent in its capacity as a Lender, the “Lenders”), which amends that certain Credit Agreement dated as of June 15, 2010 as amended by (i) that certain First Amendment to Credit Agreement dated as of January 27, 2011, (ii) that certain Second Amendment to Credit Agreement dated as of April 1, 2011, (iii) that certain Third Amendment to Credit Agreement dated as of May 20, 2011 and (iv) that certain Fourth Amendment to Credit Agreement dated as of July 21, 2011 (the “Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

The undersigned, Secretary of each Borrower, hereby certifies on behalf of such Borrower, that:

1. Such Borrower has adopted resolutions sufficient to authorize the proper officers of such Borrower to execute and deliver the Agreement in the name and on behalf of such Borrower, and each of them is authorized to cause such Borrower to borrow funds under the Credit Agreement. Such resolutions have not been rescinded or amended and are in full force and effect on and as of the date hereof.

2. Other than the resolutions referred to in clause 1 above, there is no corporate action, consent or governmental approval required for the execution, delivery and performance by such Borrower of the Amendment or any other document, instrument or agreement contemplated by the Amendment.

[certificate continues on following page]

3. The following named persons were duly elected to, and are validly acting in, the offices listed opposite each of their names and are authorized to execute on behalf of and in the name of each Borrower the Amendment and any and all other agreements, instruments or documents contemplated by the Amendment, and their respective signatures set forth below are their genuine signatures.

Name	Title	Signature

James Froisland	Chief Financial Officer	/s/ James M. Froisland

Janet Skonieczny	Secretary/Assistant Secretary[1]	/s/ Janet Skonieczny

Sean McDevitt	Chief Executive Officer	/s/ Sean McDevitt

4. I know of no proceeding for the dissolution or liquidation of any Borrower or threatening the existence of any Borrower.

5. There have been no amendments to the Articles or Certificates of Incorporation or to the By-laws of any Borrower since the date of the certified copies thereof provided to you in connection with the execution of the Credit Agreement.

6. Agent and the Lenders may rely on this Certificate until advised by a like certificate of any changes herein.

[signature page attached]

[1]	Janet Skonieczny is the Secretary of Holdings, the Secretary of InfuSystem and the Assistant Secretary of FBI.

IN WITNESS WHEREOF, I have executed this Certificate on March 15, 2012.

By:	/s/ Janet Skonieczny
Name:	Janet Skonieczny
Title:	Secretary/Assistant Secretary

I, the undersigned, Chief Executive Officer of each Borrower, DO HEREBY CERTIFY that Janet Skonieczny is the duly elected and qualified Secretary/Assistant Secretary of such Borrower, and the signature above is a genuine signature.

WITNESS my hand this 15th day of March, 2012.

By:	/s/ Sean McDevitt
Name:	Sean McDevitt
Title:	Chief Executive Officer